EXHIBIT 3

                              TABLE OF TRANSACTIONS


         The Reporting Persons listed below purchased the following Shares in the open market in the last sixty days:



-------------------------------------- --------------- ------------------- --------------------
       NAME OF REPORTING PERSON          TRADE DATE       NO. OF SHARES      PRICE PER SHARE
-------------------------------------- --------------- ------------------- --------------------

-------------------------------------- --------------- ------------------- --------------------
     TPG-AXON PARTNERS, LP
-------------------------------------- --------------- ------------------- --------------------
                                         11/20/2006           5,250               38.81
-------------------------------------- --------------- ------------------- --------------------
                                         11/20/2006          25,620              38.7853
-------------------------------------- --------------- ------------------- --------------------
                                         11/21/2006           8,750               39.12
-------------------------------------- --------------- ------------------- --------------------
                                         11/21/2006          103,145             39.6835
-------------------------------------- --------------- ------------------- --------------------
                                         11/22/2006          17,500              40.835
-------------------------------------- --------------- ------------------- --------------------
                                         11/22/2006          109,340             40.6878
-------------------------------------- --------------- ------------------- --------------------
                                         11/30/2006          82,250              42.4402
-------------------------------------- --------------- ------------------- --------------------

-------------------------------------- --------------- ------------------- --------------------
 TPG-AXON PARTNERS (OFFSHORE), LTD.
-------------------------------------- --------------- ------------------- --------------------
                                         11/20/2006           9,750               38.81
-------------------------------------- --------------- ------------------- --------------------
                                         11/20/2006          47,580              38.7853
-------------------------------------- --------------- ------------------- --------------------
                                         11/21/2006          16,250               39.12
-------------------------------------- --------------- ------------------- --------------------
                                         11/21/2006          191,555             39.6835
-------------------------------------- --------------- ------------------- --------------------
                                         11/22/2006          32,500              40.835
-------------------------------------- --------------- ------------------- --------------------
                                         11/22/2006          203,060             40.6878
-------------------------------------- --------------- ------------------- --------------------
                                         11/30/2006          152,750             42.4402
-------------------------------------- --------------- ------------------- --------------------
